Exhibit 99.1

CONTACT INFORMATION

Investor Relations
Contact:	Blair A. (Andy) Rieth, Jr., Vice President, Investor Relations
Phone:	812-931-2199
Email:	andy.rieth@hill-rom.com

Media
Contact:	Larry Baumann, Director, Corporate Communications
Phone:	312-819-7248
Email:	larry.baumann@hill-rom.com

HILL-ROM REPORTS FISCAL THIRD QUARTER ADJUSTED EARNINGS
PER SHARE IN LINE WITH GUIDANCE;
PROVIDES FOURTH QUARTER AND UPDATED FULL-YEAR
FINANCIAL OUTLOOK

•	Third quarter revenue of $424 million grew 4 percent versus prior year
•	Adjusted diluted earnings per share for the third quarter decreased 13 percent to $0.49 compared to $0.56 in the prior year
•	Reported diluted earnings per share for the third quarter increased 5 percent to $0.39 compared to $0.37 in the prior year
•	Year to date adjusted EBITDA of $223 million compares to $237 million in the prior year
•
Financial guidance:  Full year reported revenue is now expected to increase approximately 5 percent with adjusted earnings per share to be $2.04 to $2.06; Full year adjusted EBITDA is now expected to be approximately $310 million

BATESVILLE, Ind., July 24, 2013 /PRNewswire/ -- Hill-Rom Holdings, Inc. (NYSE: HRC) announced financial results for its fiscal third quarter ended June 30, 2013 and provided its fourth quarter and updated full year outlook.  Adjusted earnings per diluted share of $0.49 were in line with the Company’s guidance, but down 13 percent from $0.56 in the prior year.  Reported earnings per diluted share increased to $0.39 from $0.37 in the prior year.   Adjustments to reported earnings and EBITDA are detailed in the reconciliation schedules provided.

Hill-Rom’s quarterly revenue was $424 million, a 4 percent increase compared to last year on both a reported and constant currency basis.  Excluding the impact of Aspen, revenue declined approximately 3 percent.  Domestic revenue was $281 million, up 9 percent, while revenue outside the United States decreased 3 percent to $143 million.

Management Comments

"Despite revenue slightly below our expectations, we are pleased to report adjusted earnings in line with our guidance and stable adjusted gross margin compared to the prior year,” stated John Greisch, President and CEO.  “The healthcare environment remains challenging and we will continue our focus on initiatives to improve margins and maintain our strong, consistent cash flow.”

Financial and Operational Highlights

-- Third quarter revenue highlights include:

-- North America.  North America revenue declined 1 percent to $239 million.  Capital sales increased 2 percent with U.S. Patient Support Systems revenue flat versus the prior year and up 16 percent sequentially.  Rental revenue declined 6 percent due partially to our exit from certain home care categories.

-- International.  International segment revenue decreased 8 percent to $123 million (9 percent on a constant currency basis) due to declines in capital sales in Eastern Europe and the Middle East.

-- Surgical/Respiratory Care.  Surgical/Respiratory Care revenue increased 95 percent to $62 million, due to the addition of the Aspen business.  Excluding Aspen, segment revenue increased 2 percent on higher Allen Medical revenues.

--	Year to date operating cash flow was $168 million, compared to $187 million in the prior year.

--	Year to date adjusted EBITDA was $223 million, compared to $237 million in the prior year.

--	Share repurchases for nine months through June 30 amounted to approximately $70 million.

--	During the quarter, Hill-Rom announced a 10 percent increase of its quarterly dividend to $0.1375 per share, bringing the annual dividend rate per share to $0.55.

--
During the quarter, we launched the Allen Advance Table.  This innovative product provides an advanced surgical platform for complex neurologic and spine procedures and provides enhanced surgical access regardless of patient position.

--
The Company also launched the Hill-Rom Hand Hygiene Compliance Solution to monitor proper hand-washing protocols to aid in the reduction of hospital associated infections.  The new offering provides real-time monitoring, staff reminders, simplified reporting, and can use the same hardware as other Hill-Rom real-time locating solutions.

Please see the attached schedules for additional information, including condensed financial information, summary balance sheet, cash flow statement and reconciliations of GAAP to adjusted financial measures.

For a more complete review of Hill-Rom’s results, please refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 to be filed later this week.

Financial Guidance Summary

For the fourth quarter of fiscal 2013, Hill-Rom expects reported revenue of $435 to $440 million.  This reflects:
•	organic constant currency revenue essentially flat with the prior year;
•	no material currency impact at current rates; and
•	incremental revenue from Aspen of approximately $6 million.

Adjusted earnings per diluted share are expected to be $0.59 to $0.61 for the quarter.

Hill-Rom now expects full year reported revenue growth of approximately 5 percent compared to prior guidance of 5 to 6 percent.  This reflects:
•	organic constant currency revenue decline of approximately 4 percent;
•	no material currency impact at current rates; and
•	incremental revenue from fiscal 2012 acquisitions of approximately $140 million.

For the full year, adjusted earnings per diluted share are now expected to be $2.04 to $2.06 compared to prior guidance of $2.03 to $2.09.

Cash flow from operations for the full year is expected to be $255 to $265 million compared to prior guidance of $270 to $280 million.  Adjusted EBITDA is now expected to be approximately $310 million compared to prior guidance of $315 to $320 million.

Additional assumptions and discussion will be provided during the Company’s conference call to be held tomorrow morning.  Information to access the webcast is provided below.

Discussion of Adjusted Financial Measures

Hill-Rom Holdings, Inc. routinely provides earnings per share results and guidance on an adjusted basis because the Company’s management believes that the presentation provides useful information to investors.  In addition, we are providing adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) for the same reason.  These measures exclude strategic developments, special charges or other unusual events.  Such items may be highly variable, difficult to predict and of a size that sometimes have substantial impact on the Company's reported operations for a period. Often, prospective quantification of such items is not feasible.  Management uses these measures internally for planning, forecasting and evaluating the performance of the business. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Reconciliations of GAAP measures to adjusted measures appear in the financial tables of this release.

Conference Call Webcast and Dial-in Information

As previously announced, the Company will host a conference call and webcast tomorrow morning on Thursday, July 25, 2013, at 8:00 a.m. ET.

Webcast: To join the live webcast with audio, go to http://ir.hill-rom.com/events.cfm or http://ir.hill-rom.com/eventdetail.cfm?eventid=131331. The webcast slide deck will be posted to the Hill-Rom website prior to the webcast.

Conference Call Audio Only Dial-in information: To join the live conference call, dial 877-304-8969 domestic callers / 631-291-4543 international callers.  The following Confirmation Code is required for both: 97174013. Callers will need to provide their name, company affiliation and telephone number to the conference operator.  A recording of the webcast/call audio will be available for telephone replay through July 31, 2013, domestically at 855-859-2056 and internationally at 404-537-3406. For the replay, callers will need to use confirmation code 97174013. If you are unable to listen to the live webcast or the telephone replay, the webcast will be archived at http://ir.hill-rom.com/events.cfm.

About Hill-Rom Holdings, Inc.

Hill-Rom is a leading worldwide manufacturer and provider of medical technologies and related services for the health care industry, including patient support systems, safe mobility and handling solutions, non-invasive therapeutic products for a variety of acute and chronic medical conditions, medical equipment rentals, surgical products and information technology solutions.  Hill-Rom’s comprehensive product and service offerings are used by health care providers across the health care continuum and around the world in hospitals, extended care facilities and home care settings to enhance the safety and quality of patient care.

Hill-Rom…enhancing outcomes for patients and their caregivers.

www.hill-rom.com

Disclosure Regarding Forward Looking Statements

Certain statements herein contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. For a more in depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or revise any forward-looking statements.

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Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Dollars in millions except per share data)

	Quarter Ended June 30		Year To Date Ended June 30

	2013	2012	2013	2012
Net revenues
Capital sales	$323.1	$300.6	$965.8	$868.1
Rental revenues	101.1	105.9	312.5	334.6
Total revenues	424.2	406.5	1,278.3	1,202.7
Cost of revenues
Cost of goods sold	187.5	188.1	558.1	505.1
Rental expenses	46.6	45.7	142.6	144.0
Total cost of revenues	234.1	233.8	700.7	649.1
Gross profit
Capital	135.6	112.5	407.7	363.0
Rental	54.5	60.2	169.9	190.6
Total gross profit	190.1	172.7	577.6	553.6
As a percentage of sales	44.8%	42.5%	45.2%	46.0%

Research and development expenses	16.7	16.1	52.2	48.2
Selling and administrative expenses	136.4	120.5	414.9	366.3
Impairment of other intangibles	-	-	-	8.0
Special charges	0.8	1.7	3.7	9.7

Operating profit	36.2	34.4	106.8	121.4

Other income/(expense), net	(2.3)	(1.0)	(7.6)	(2.8)

Income tax expense	10.5	10.0	29.5	37.0

Net income	$23.4	$23.4	$69.7	$81.6

Diluted earnings per share	$0.39	$0.37	$1.15	$1.31

Average common shares outstanding - diluted (thousands)	60,163	62,570	60,578	62,423

Dividends per common share	$0.1375	$0.1250	$0.3875	$0.3625

Non-GAAP Financial Disclosures and Reconciliations

While Hill-Rom reports financial results in accordance with U.S. GAAP, this press release includes non-GAAP measures. Hill-Rom uses the non-GAAP measures to evaluate and manage its operations and provides the information to assist investors in performing financial analysis that is consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Hill-Rom Holdings, Inc. and Subsidiaries
Revenues - Constant Currency
(Dollars in millions)

	Quarter Ended June 30
	2013	Foreign Exchange	2013	2012	Constant Currency
	As Reported	Impact	Adjusted	As Reported	Change

Capital sales	$323.1	$1.1	$322.0	$300.6	7.1%
Rental revenues	101.1	-	101.1	105.9	-4.5%
Total	$424.2	$1.1	$423.1	$406.5	4.1%

North America	$238.9	$(0.1)	$239.0	$240.8	-0.7%
Surgical and Respiratory Care	61.9	(0.2)	62.1	31.7	95.9%
International	123.4	1.4	122.0	134.0	-9.0%
Total	$424.2	$1.1	$423.1	$406.5	4.1%

	Year To Date Ended June 30
	2013	Foreign Exchange	2013	2012	Constant Currency
	As Reported	Impact	Adjusted	As Reported	Change

Capital sales	$965.8	$(0.6)	$966.4	$868.1	11.3%
Rental revenues	312.5	(0.2)	312.7	334.6	-6.5%
Total	$1,278.3	$(0.8)	$1,279.1	$1,202.7	6.4%

North America	$713.3	$(0.1)	$713.4	$748.5	-4.7%
Surgical and Respiratory Care	182.1	(0.1)	182.2	97.6	86.7%
International	382.9	(0.6)	383.5	356.6	7.5%
Total	$1,278.3	$(0.8)	$1,279.1	$1,202.7	6.4%

Hill-Rom Holdings, Inc. and Subsidiaries
Reconciliation: Earnings Per Share
(Dollars in millions except per share data)

	Quarter Ended June 30, 2013			Quarter Ended June 30, 2012
	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Income Before Income Taxes	Income Tax Expense	Diluted EPS*

GAAP Earnings	$33.9	$10.5	$0.39	$33.4	$10.0	$0.37
Adjustments:
Acquisition and integration costs	1.2	0.4	0.01	1.9	0.7	0.02
Field corrective actions	4.5	1.2	0.06	16.0	5.9	0.16
FDA remediation expenses	2.2	0.8	0.02	-	-	-
Special charges	0.8	0.2	0.01	1.7	0.6	0.02
Vendor product recall	-	-	-	(1.7)	(0.7)	(0.02)

Adjusted Earnings	$42.6	$13.1	$0.49	$51.3	$16.5	$0.56

			63,117			63,117

	Year To Date Ended June 30, 2013			Year To Date Ended June 30, 2012
	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Income Before Income Taxes	Income Tax Expense	Diluted EPS*

GAAP Earnings	$99.2	$29.5	$1.15	$118.6	$37.0	$1.31
Adjustments:
Acquisition and integration costs	6.9	2.3	0.08	5.5	1.5	0.06
Field corrective actions	12.2	4.0	0.14	16.0	5.9	0.16
FDA remediation expenses	4.1	1.5	0.04	-	-	-
Litigation	0.5	0.5	-	-	-	-
Special charges	3.7	1.2	0.04	9.7	3.6	0.10
Impairment of other intangibles	-	-	-	8.0	2.1	0.09
Vendor product recall	-	-	-	(4.8)	(1.9)	(0.05)

Adjusted Earnings	$126.6	$39.0	$1.45	$153.0	$48.2	$1.68

* May not add due to rounding.

	Reconciliation: Adjusted EBITDA
	(Dollars in millions)

	Quarter Ended June 30		Year To Date Ended June 30
	2013	2012	2013	2012

Adjusted income before income taxes	$42.6	$51.3	$126.6	$153.0
Add back:
Other expense	2.3	1.0	7.6	2.8
Depreciation and amortization	28.6	27.0	88.8	80.7
Adjusted EBITDA	$73.5	$79.3	$223.0	$236.5

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in millions)

	June 30, 2013	September 30, 2012
Assets
Current Assets
Cash and cash equivalents	$91.3	$84.3
Trade accounts receivable, net of allowances	361.2	392.6
Inventories, net	122.8	126.9
Other current assets	79.3	78.0
Total current assets	654.6	681.8

Property, plant and equipment, net	237.6	250.1
Goodwill	338.7	335.2
Other assets	322.0	360.5

Total Assets	$1,552.9	$1,627.6

Liabilities
Current Liabilities
Trade accounts payable	$65.6	$80.7
Short-term borrowings	95.1	115.2
Other current liabilities	181.7	182.2
Total current liabilities	342.4	378.1

Long-term debt	229.5	237.5
Other long-term liabilities	176.1	199.4

Total Liabilities	748.0	815.0

Shareholders' Equity	804.9	812.6

Total Liabilities and Shareholders' Equity	$1,552.9	$1,627.6

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in millions)

	Year To Date Ended June 30

	2013	2012
Operating Activities
Net income	$69.7	$81.6
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	54.1	54.7
Amortization	34.7	26.0
Provision for deferred income taxes	(15.9)	(9.9)
Loss on disposal of property, equipment leased to others,
intangible assets and impairments	0.4	7.7
Stock compensation	11.3	9.0
Excess tax benefits from employee stock plans	(0.4)	(1.3)
Change in working capital excluding cash, current investments, current debt and acquisitions and dispositions:
Trade accounts receivable	31.4	46.0
Inventories	3.9	(1.4)
Other current assets	(2.4)	9.3
Trade accounts payable	(15.1)	(11.8)
Accrued expenses and other liabilities	(1.9)	(16.7)
Other, net	(2.1)	(5.8)
Net cash provided by operating activities	167.7	187.4

Investing Activities
Capital expenditures and purchase of intangibles	(49.7)	(55.9)
Proceeds on sale of property and equipment leased to others	5.3	7.1
Payment for acquisition of businesses, net of cash acquired	(0.2)	(77.0)
Proceeds on investment sales and maturities	-	4.5
Net cash used in investing activities	(44.6)	(121.3)

Financing Activities
Net change in short-term debt	(0.1)	(7.8)
Net change in revolver	(20.0)	-
Payment of long-term debt	(8.0)	(47.5)
Purchase of noncontrolling interest	(1.3)	(1.3)
Payment of cash dividends	(23.1)	(22.5)
Proceeds on exercise of options	6.0	6.2
Proceeds from stock issuance	2.1	2.2
Excess tax benefits from employee stock plans	0.4	1.3
Treasury stock acquired	(69.9)	(1.8)
Net cash used in financing activities	(113.9)	(71.2)

Effect of exchange rate changes on cash	(2.2)	0.5

Net Cash Flows	7.0	(4.6)

Cash and Cash Equivalents:
At beginning of period	84.3	224.6
At end of period	$91.3	$220.0